SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 15, 2009.

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2009, our subsidiary, OncoCyte Corporation entered into a Stock Purchase Agreement under which it sold 3,000,000 of its common shares, no par value, to George Karfunkel for $2,000,000 in cash, representing a 15% interest in OncoCyte.  Under the Stock Purchase Agreement, Mr. Karfunkel has the right, but not the obligation, to purchase an additional 3,000,000 OncoCyte common shares for $2,000,000 on or before April 15, 2010 based on an agreed initial market cap of approximately $15,000,000.   Mr. Karfunkel beneficially owns more than 10% of the outstanding common shares of BioTime.

OncoCyte has agreed to file a registration statement to register Mr. Karfunkel’s OncoCyte shares for sale under the Securities Act of 1933, as amended (the “Securities Act”), upon his request but not earlier than one year after OncoCyte completes an initial public offering of its common shares.  Mr. Karfunkel may also include his shares in any registration statement filed by OncoCyte under the Securities Act at any time after the completion of an initial public offering of OncoCyte common shares, subject to certain exceptions and limitations.  OncoCyte will bear the costs of the registration statements, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including counsel’s fees and expenses), printing expenses, messenger and delivery expenses, listing fees and expenses, and fees and expenses of OncoCyte’s counsel, independent accountants and other persons retained or employed by OncoCyte.  Mr. Karfunkel will pay any underwriters discounts applicable to the sale of his shares.  OncoCyte and Mr. Karfunkel have agreed to indemnify each other from certain liabilities, including liabilities under the Securities Act, that may arise in connection with the sale of his shares under any such registration statements.

We organized OncoCyte for the purpose of developing novel therapeutics for the treatment of cancer based on stem cell technology.  We will license certain technology to OncoCyte restricted to the field of cell-based cancer therapies, including early patent filings on targeting stem cells to malignant tumors.  OncoCyte’s new therapeutic strategy and goal will be to utilize human embryonic stem cell technology to create genetically modified stem cells capable of homing to specific malignant tumors while carrying genes that can cause the destruction of the cancer cells.  There is no assurance that OncoCyte will be successful in developing any such new technology or stem cell products, or that any technology or products that may be developed will be proven safe and effective in treating cancer in humans or be successfully commercialized.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

The press release filed as Exhibit 99.1 is incorporated by reference.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated October 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: October 15, 2009	By	/s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated October 15, 2009

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